Exhibit 99.2

ONPOINT MEDICAL DIAGNOSTICS, INC.

FINANCIAL STATEMENTS

FOR THE QUARTER ENDED MARCH 31, 2011

TABLE OF CONTENTS

FINANCIAL INFORMATION

Page No.

FINANCIAL STATEMENTS (unaudited):

Balance Sheets as of March 31, 2011 and December 31, 2010	1
Statements of Operations for the Three Months Ended March 31, 2011 and 2010 and the period from February 1, 2009 (inception) to March 31, 2011	2
Statements of Cash Flows for the Three Months Ended March 31, 2011 and 2010 and the period from February 1, 2009 (inception) to March 31, 2011	3
Notes to Financial Statements	4

ONPOINT MEDICAL DIAGNOSTICS, INC.

(A DEVELOPMENT-STAGE ENTERPRISE)

BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2011	2010
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$447,504	$330,803
Prepaid expenses and other current assets	20,145	24,051
Total current assets	467,649	354,854

Software development costs	80,275	—
Property and equipment, net	3,810	4,537
Intangible assets, net	293,271	238,168

Total assets	$845,005	$597,559

LIABILITIES & STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$44,200	$73,974
Accrued interest	38,908	13,467
Accrued payroll	—	4,682
Current maturities of long-term convertible debt	673,750	205,625
Total current liabilities	756,858	297,748
Long-term convertible debt, net of current maturities	673,750	616,875

Total liabilities	1,430,608	914,623
Stockholders’ deficit:
Common stock, $.01 par value, 100,000,000 shares authorized; 7,143,113 issued and outstanding at March 31, 2011 and December 31, 2010	71,431	71,431
Preferred stock, no par value, 10,000,000 shares authorized, No shares issued or outstanding at March 31, 2011 and December 31, 2010	—	—
Additional paid in capital	2,037,549	1,862,671
Deficit accumulated during the development stage	(2,694,583)	(2,251,166)

Total stockholders’ deficit	(585,603)	(317,064)

Total liabilities and stockholders’ deficit	$845,005	$597,559

See accompanying notes to the unaudited financial statements.

ONPOINT MEDICAL DIAGNOSTICS, INC.

(A DEVELOPMENT-STAGE COMPANY)

STATEMENTS OF OPERATIONS

(UNAUDITED)

			Period from
			Inception
	Three Months Ended	Three Months Ended	(February 1, 2009) to
	March 31, 2011	March 31, 2010	March 31, 2011
	(unaudited)	(unaudited)

Revenues	$—	$—	$—

Operating expenses:
Research and development	—	8,978	98,465
General and administrative	261,035	628,955	2,377,762
Merger related costs	107,793	—	107,793

Total operating expenses	368,828	637,933	2,584,020

Loss from operations	(368,828)	(637,933)	(2,584,020)

Other income (expense):
Interest income	138	—	325
Interest expense	(74,727)	—	(110,888)

Total other income (expense)	(74,589)	—	(110,563)

Net loss before income taxes	(443,417)	(637,933)	(2,694,583)

Income tax provision	—	—	—

Net loss	$(443,417)	$(637,933)	$(2,694,583)

Net loss per common share - basic and diluted	$(0.06)	$(0.06)

Weighted average common shares outstanding - basic and diluted	7,143,113	11,431,000

See accompanying notes to the unaudited financial statements.

ONPOINT MEDICAL DIAGNOSTICS, INC.

(A DEVELOPMENT-STAGE ENTERPRISE)

STATEMENTS OF CASH FLOWS

(UNAUDITED)

			Period from
			Inception
	Three Months Ended	Three Months Ended	(February 1, 2009) to
	March 31, 2011	March 31, 2010	March 31, 2011
	(unaudited)	(unaudited)	(unaudited)
Cash flows used in operating activities:
Net loss	$(443,417)	$(637,933)	$(2,694,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	58,346	9,043	133,011
Stock-based compensation	130,406	360,589	647,358
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses and other current assets	3,906	2,081	(20,145)
Increase(decrease) in accounts payable	(29,774)	16,309	44,200
Increase in accrued interest	25,441	—	38,908
Increase(decrease) in accrued payroll	(4,682)	—	—
Increase in accounts payable-related parties	—	240,272	966,294

Net cash used in operating activities	(259,774)	(9,639)	(884,957)

Cash flows used in investing activities:
Purchase of property and equipment	—	(1,971)	(9,509)
Capitalized software development costs	(80,275)	—	(80,275)

Net cash used in investing activities	(80,275)	(1,971)	(89,784)

Cash flows provided by financing activities:
Proceeds from issuance of convertible debt	525,000	—	1,347,500
Debt financing costs	(68,250)	—	(206,655)
Proceeds from sale of common stock net of $38,600 in issuance costs	—	—	281,400

Net cash provided by financing activities	456,750	—	1,422,245

Increase in cash	116,701	(11,610)	447,504

Cash
Beginning of period	330,803	22,093	—

End of period	$447,504	$10,483	$447,504

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—	$223
Non-cash investing and financing activities:
Accounts payable - related parties incurred for the purchase of intangible assets	$—	$—	$100,000
Accounts payable - related party reduced by forgiveness of debt and issuance of common stock	$—	$—	$1,066,294
Increase in deferred debt financing costs by issuing stock warrants	$44,472	$—	$113,928

See accompanying notes to the unaudited financial statements.

ONPOINT MEDICAL DIAGNOSTICS, INC.

(A DEVELOPMENT-STAGE ENTERPRISE)

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1.             BASIS OF PRESENTATION

The accompanying unaudited financial statements of OnPoint Medical Diagnostics, Inc. (“OnPoint” or the “Company”) have been prepared in accordance with United States generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

OnPoint is developing a software-as-a-service (SAAS) enterprise assurance solution for the diagnostics imaging market.  OnPoint has not yet generated any revenue and is considered a development stage company as of March 31, 2011.

In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the three-month period ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

2.             REVERSE MERGER

On February 1, 2011, OnPoint entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Vertical Health Solutions, Inc. (“VHS”), a Florida corporation, and its newly-formed subsidiary, Vertical HS Acquisition Corp., a Delaware corporation (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub, which VHS had incorporated in the state of Delaware for the purpose of completing the transaction, merged into OnPoint (the “Merger”) on April 15, 2011 (the “Closing” or the “Closing Date”) with OnPoint continuing as the surviving entity in the Merger.  As a result of the Merger, OnPoint became a wholly-owned subsidiary of VHS.  In connection with the Merger, each share of capital stock of OnPoint (7,143,113 shares) was converted into one share of common stock of VHS.  In addition, OnPoint’s outstanding options, warrants and convertible notes became options, warrants and convertible notes exercisable or convertible into such number of shares of VHS common stock at an exercise or conversion price having the same economic value as prior to the Merger.  Since no cash is to be received in the merger from VHS, all transaction costs have been expensed as incurred.

The acquisition will be treated as a recapitalization of OnPoint with OnPoint being treated as the accounting acquirer in a reverse merger.  Accordingly, all future financial statements of VHS will reflect the historical results of OnPoint prior to the Merger, and will not include the historical financial results of VHS prior to the consummation of the Merger. Stockholders’ equity (deficit) will be retroactively restated to reflect the capital structure of OnPoint after giving effect to the Merger.

For more information on this transaction and the pro forma combined financial statements, see VHS’s Current Report on Form 8-K, filed on April 21, 2011, as amended on September 20, 2011

3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from such estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments that have maturities of three months or less when acquired to be cash equivalents.  Cash equivalents consist of bank deposits and investments in money market mutual funds.  Cash equivalents subject the Company to concentrations of credit risk.  However, the Company has invested only in bank checking and savings accounts.  However, it is possible that deposited funds may from time to time exceed amounts insured by the Federal Deposit Insurance Corporation.

Intangible Assets

Intangible assets are stated at cost and are comprised of a software technology license agreement with Mayo Foundation for Medical Education and Research, a minority stockholder, and deferred debt financing costs incurred in connection with the Company’s issuance of convertible debt.  Amortization for the license is provided on the straight-line method over the estimated useful life of the license of 3 years.  Amortization for the deferred debt financing costs is provided on the effective-interest method over the term of the related debt.

Revenue Recognition

The Company is a development stage company and has not generated any revenue from inception (February 1, 2009) through March 31, 2011.

Research and Development

Costs related to research, design and development of software products prior to establishment of technological feasibility, are charged to research and development expense as incurred.  Software development costs are capitalized beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers.  Capitalized software development costs will be amortized over the estimated economic life of the underlying products which will generally range from two to six years.  During the three months ended March 31, 2011, the Company capitalized $80,275 of software development costs.  The software was not available for customer use at March 31, 2011 and therefore, there was no amortization.

Stock-Based Compensation

The Company recognizes expense for its stock-based compensation based on the fair value of the awards granted.  The fair value of stock options is estimated at the date of grant using the Black-Scholes option valuation model. The Company makes assumptions about complex and subjective variables and the related tax impact.  These variables include, but are not limited to, the Company’s stock price volatility and stock option exercise behaviors.  The Company recognizes the compensation cost for stock-based awards on a straight-line basis over the requisite service period for the entire award.

Net Loss per Share

Basic net income (loss) per share is calculated by dividing the net income (loss) for the period by the weighted-average number of common shares outstanding during the period.  Diluted net income (loss) per share is calculated by dividing net income (loss) for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares (“dilutive securities”) that were outstanding during the period.  Dilutive securities include stock options and warrants granted and convertible debt.

For the three months ended March 31, 2011 and 2010, options, warrants, and conversion shares related to convertible debt were excluded from the calculation of the diluted net loss per share as their effect would have been antidilutive.

Income Taxes

The Company accounts for income taxes using the asset and liability approach which requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes using enacted tax rates in effect for the years in which the differences are expected to reverse.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for income taxes pursuant to Financial Accounting Standards Board (“FASB”) guidance specifically related to uncertain tax positions.  This guidance presents a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Company believes its income tax filing positions and deductions will be sustained upon examination and, accordingly, no accrual related to uncertain tax positions has been recorded at March 31, 2011 and December 31, 2010. The Company’s remaining open tax years subject to examination include the periods from inception (February 1, 2009) to March 31, 2011.  This standard also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

The Company has recorded a full valuation allowance against its deferred tax assets at March 31, 2011 and December 31, 2010.

Recent Accounting Pronouncements

In January 2010, the FASB issued Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. This guidance is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. The adoption of this guidance did not have an impact on our financial statements.

4.             LIQUIDITY AND CAPITAL RESOURCES

For the three months ended March 31, 2011, we incurred losses from operations of $(368,828). At March 31, 2011, we have cash of $447,504, an accumulated deficit of $(2,694,583) and negative working capital of $(289,209). Our ability to continue as a going concern is dependent on our ability to raise the required additional capital or debt financing to meet short and long-term operating requirements. During the fourth quarter of 2010 and the first quarter of 2011, we raised aggregate gross proceeds of $822,500 and $525,000, respectively, from the issuance of convertible debt in a private placement.  We believe that future private placements of equity capital and debt financing are needed to fund our long-term operating requirements.  Additional financing may not be available upon acceptable terms, or at all.  If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective business endeavors or opportunities, which could significantly and materially restrict our operations. We are continuing to pursue external financing alternatives to improve our working capital position. If we are unable to obtain the necessary capital, we may have to reduce our operating expenses.

5.             CONVERTIBLE DEBT

In October 2010, the Company began a $1.5 million private placement convertible debt offering.  The notes bear interest at 10% per annum and are fully convertible to common stock.  The holder can convert all or a portion of the principal and accrued interest under the notes into common shares of the Company at any time prior to payment.  For amounts not previously converted, principal will be satisfied in four equal installments commencing on September 30, 2011 and thereafter on February 29, 2012, July 31, 2012, and December 31, 2012.  Accrued interest is payable on December 31, 2011 and on each of the principal satisfaction dates thereafter.  The conversion price is the lesser of $.65 per share or 65% of the volume weighted average of the common stock for the twenty trading dates preceding a conversion; however, the conversion price shall not be less than $.25 per share. The Company estimated its common stock fair value to be $.65 during this offering period and therefore, determined there was no beneficial conversion feature to record.  In addition, if the Company did not complete a “reverse merger” with a public entity by March 31, 2011, the holders could demand repayment along with a penalty equal to 25% of the principal balance.  The convertible debt holders extended the completion date for the reverse merger to the closing date of April 15, 2011 and no debt holders made a demand for payment.  As of March 31, 2011, a total of $1,347,500 convertible notes have been issued pursuant to this offering.

In connection with the notes, the Company incurred legal costs of $29,980 and finder’s fees of $176,675, which were paid out of the net proceeds to third-party selling agents, and issued warrants to purchase 207,307 shares of the Company’s common stock to the selling agents.  The warrants have a fair market value of $113,928.  Total debt financing costs of $320,583 were capitalized and are being recognized over the term of the related convertible debt using the effective interest rate method.

The following is a summary of the convertible notes payable as of March 31, 2011:

Balance at December 31, 2010	$822,500
Additional proceeds received — January to March 2011	525,000

Balance at March 31, 2011	$1,347,500

6.             STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock Issuances & Redemptions

During the quarter ended March 31, 2011, the Company did not issue any shares of unregistered common stock.

Stock Purchase Warrant Grants

For warrants & options granted to non-employees in exchange for services, the Company records the fair value of the equity instrument using the Black-Scholes pricing model unless the value of the services is more readily determinable.

During the quarter ended March 31, 2011, the Company issued the following stock warrants:

1)                          In connection with the Company’s issuance of $525,000 of convertible promissory notes, the Company provided the selling agent 10% warrant coverage based on the number of shares purchasable upon the exercise of the conversion into shares of the Company.  The selling agents received 80,769 stock purchase warrants with an exercise price of $1.00 and a term of 5 years.  The estimated fair value of these warrants was $44,472 and has been recorded as both an increase to additional paid in capital and deferred debt financing costs.

As of March 31, 2011, the Company had the following warrants to purchase Common Stock outstanding:

Number of shares	Exercise price	Expiration
12,000	$1.00	12/31/2016
20,001	$1.00	12/31/2014
50,000	$1.00	09/21/2011
207,307	$1.00	03/02/2016
289,308

Stock Option Grants

In March 2011, the Company granted 30,000 non-qualified stock options to each of the members of the Company’s Board of Directors, for an aggregate of 150,000 non-qualified stock options.  For the three months ended March 31, 2011 and 2010, total stock-based compensation expense was $130,406 and $360,589, respectively.

At March 31, 2011, total unrecognized compensation expense related to non-vested stock options granted prior to that date was $415,652, which is expected to be recognized over a weighted average period of approximately three years.

The following is a summary of stock option activity under the Plan during the three months ended March 31, 2011:

	Number	Weighted average
	of shares	exercise price

Outstanding at December 31, 2010	700,000	$1.00
Granted	150,000	$1.00
Canceled/forfeited	(100,000)	$1.00
	750,000

7.             SUBSEQUENT EVENTS

The reverse merger between OnPoint and VHS was completed on April 15, 2011.  See Note 2 for additional information on the merger.